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                                                                      EXHIBIT 21



                     SUBSIDIARIES OF PRIVATE BUSINESS, INC.


Private Business Insurance, Inc., a Tennessee corporation

Private Business Processing, Inc., a Tennessee corporation

Private Business Capital, Inc., a Tennessee corporation

Towne Services, Inc., a Georgia corporation

Forseon Corporation, a Delaware corporation

Banking Solutions, Inc., a Texas corporation

Imaging Institute, Inc., a Georgia corporation

BSI Acquisition Corporation, a Georgia corporation